Exhibit 10.3

AMENDMENT NO. 1 TO THE
ENSCO 2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2005)

       THIS AMENDMENT No. 1, executed this 4th day of August, 2009, and effective the first day of October, 2009, by Ensco International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

WITNESSETH:

       WHEREAS, effective April 1, 1995, Energy Service Company, Inc. adopted the Energy Service Company, Inc. Select Executive Retirement Plan (the "Original SERP");

       WHEREAS, the name of the Company was changed to ENSCO International Incorporated;

       WHEREAS, the Company amended and restated the Original SERP, effective January 1, 1997, to (i) provide a discretionary profit sharing contribution, (ii) rename the Original SERP the "ENSCO Supplemental Executive Retirement Plan," and (iii) coordinate the operation of the Original SERP with the ENSCO Savings Plan;

       WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 8.2 of the Original SERP which were subsequently clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the "Final Claims Procedure Regulations");

       WHEREAS, the Company adopted Amendment No. 1 to the amended and restated Original SERP, effective as of January 1, 2002, to revise Section 8.2 of the Original SERP to provide that the administrator of the Original SERP shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Original SERP which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time;

       WHEREAS, the Company amended and restated the Original SERP, effective as of January 1, 2004;

       WHEREAS, the American Jobs Creation Act of 2004 (the "AJCA") enacted new section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), which imposes new rules regarding the timing of elections and distributions under nonqualified deferred compensation plans effective for years beginning after December 31, 2004;

       WHEREAS, the Company determined to comply with the AJCA and new section 409A of the Code by freezing the Original SERP and adopting the ENSCO 2005 Supplemental Executive Retirement Plan (the "2005 SERP"), effective January 1, 2005;

       WHEREAS, the Board of Directors of the Company (the "Board"), upon recommendation of its Nominating, Governance and Compensation Committee (the "Committee"), approved Amendment No. 1 to the 2005 SERP during a regular meeting held on November 6, 2007;

       WHEREAS, the Board, upon recommendation of the Committee, approved Amendment No. 2 to the 2005 SERP during a regular meeting held on March 10, 2008;

       WHEREAS, the Board, upon recommendation of the Committee during its meeting held on November 3-4, 2008, approved the amendment and restatement of the 2005 SERP during a regular meeting held on November 4, 2008;

       WHEREAS, the Company adopted the amended and restated 2005 SERP, effective as of January 1, 2005, except as specifically provided otherwise to the contrary therein, in order to (i) facilitate compliance with the final Treasury regulations under section 409A of the Code, and (ii) incorporate the amendments to the 2005 SERP previously made by Amendment No. 1 and Amendment No. 2;

       WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on August 4, 2009, has approved this Amendment No. 1 to the 2005 SERP, as amended and restated effective January 1, 2005, during a regular meeting held on August 4, 2009; and

       WHEREAS, the Company now desires to adopt this Amendment No. 1 to the amended and restated 2005 SERP in order to amend Section 7.2 of the amended and restated 2005 SERP, effective October 1, 2009, with respect to the limitation on the portion of a participant's account that may be invested in the Company stock fund;

       NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 1 to the amended and restated 2005 SERP:

       Section 7.2 of the amended and restated 2005 SERP is hereby amended to read as follows:

       7.2       Investments.  If a trust is established as provided for in Section 7.1, earnings and/or losses of the trust attributable to amounts credited to a Participant's Account shall increase or, if applicable, decrease such Participant's Account for purposes of determining the Participant's Benefits payable hereunder. The Committee may determine from time to time to direct the investment manager appointed pursuant to any such trust to invest the balance of a Participant's Account in accordance with the wishes and written directions of that Participant from among the registered mutual funds and the Company stock fund offered to the participants in the 401(k) Plan from time to time under the terms of the 401(k) Plan. Separate elections may be made with respect to the different types of contributions credited to his or her Account. If the Committee determines for any reason that a particular registered mutual fund available under the 401(k) Plan cannot be made available under the Plan, a comparable fund will be substituted in its place.

2

       Up to 100 percent of the balance of a Participant's Account attributable to Deferred Compensation, Employer Discretionary Contributions, if any, and Matching Contributions, if any, credited to his or her Account on or before May 31, 2008 may be invested in the Company stock fund. Effective June 1, 2008, a Participant may not direct that more than 50 percent of the balance of his or her Account attributable to Deferred Compensation, Employer Discretionary Contributions, if any, and Matching Contributions, if any, credited to his or her Account after May 31, 2008 may be invested in the Company stock fund. If the investment election of any Participant in effect on June 1, 2008 provides for an election in excess of 50 percent to the Company stock fund, that investment election shall be automatically revised, effective June 1, 2008, with respect to the specific election to the Company stock fund to provide for an election of 50 percent to the Company stock fund and the percentage elected in excess of 50 percent shall be deemed to be an election of that excess percentage to the particular T. Rowe Price target date retirement fund offered to participants in the 401(k) Plan determined by the age of the Participant. Notwithstanding that the balance of a Participant's Account that is invested in the Company stock fund on June 1, 2008 is 50 percent or more of the total balance of his or her Account on that date, the Participant's Account may continue to hold that investment interest in the Company stock fund after May 31, 2008 and the investment election in the Company stock fund permitted by the two preceding sentences with respect to contributions credited to his or her Account after May 31, 2008 shall not be affected. A Participant shall not be permitted, however, to direct the investment manager (in writing, or if allowed by the Administrator, by giving an interactive electronic communication) after May 31, 2008 to change the investment of the then balance of his or her Account if (i) that investment election requires reinvestment of any portion of his or her Account into the Company stock fund and the balance of his or her Account that is invested in the Company stock fund on that date is 50 percent or more of the total balance of his or her Account on that date, or (ii) the effect of that investment election would result in more than 50 percent of the total balance of his or her Account on that date being invested in the Company stock fund.

       Effective October 1, 2009, a Participant may not direct that more than 25 percent of the balance of his or her Account attributable to Deferred Compensation, Employer Discretionary Contributions, if any, and Matching Contributions, if any, credited to his or her Account after September 30, 2009 may be invested in the Company stock fund. If the investment election of any Participant in effect on October 1, 2009 provides for an election in excess of 25 percent to the Company stock fund, that investment election shall be automatically revised, effective October 1, 2009, with respect to the specific election to the Company stock fund to provide for an election of 25 percent to the Company stock fund and the percentage elected in excess of 25 percent shall be deemed to be an election of that excess percentage to the particular T. Rowe Price target date retirement fund offered to participants in the 401(k) Plan determined by the age of the Participant. Notwithstanding that the balance of a Participant's Account that is invested in the Company stock fund on October 1, 2009 is 25 percent or more of the total balance of his or her Account on that date, the Participant's Account may continue to hold that investment interest in the Company stock fund after September 30, 2009 and the investment election in the Company stock fund permitted by the two preceding sentences with respect to contributions credited to his or her Account after September 30, 2009 shall not be affected. A Participant shall not be permitted, however, to direct the investment manager (in writing, or if allowed by the Administrator, by giving an interactive electronic communication) after September 30, 2009 to change the investment of the then balance of his or her Account if (i) that investment election requires reinvestment of any portion of his or her Account into the Company stock fund and the balance of his or her Account that is invested in the Company stock fund on that date is 25 percent or more of the total balance of his or her Account on that date, or (ii) the effect of that investment election would result in more than 25 percent of the total balance of his or her Account on that date being invested in the Company stock fund.

3

       The Administrator may determine, without the necessity of an amendment to the Plan, at any time to increase, decrease or otherwise modify any then applicable limitation on the investment in the Company stock fund and the transitional rules applicable to any such increase, decrease or modification.

       Effective June 1, 2008, the Committee has also determined that it will direct the investment manager appointed pursuant to any such trust to invest up to 100 percent of the balance of a Participant's Account in accordance with the wishes and written directions of that Participant pursuant to the terms, conditions and limitations of the agreements governing the T. Rowe Price TradeLink+ self-directed brokerage investment program, as amended from time to time.

       If a Participant is permitted to direct the investment manager appointed pursuant to any trust established pursuant to Section 7.1 to invest the balance of his or her Account and fails to complete and file with the Administrator using the form furnished by the Administrator or, if allowed by the Administrator, to give an interactive electronic communication, directing the investment manager concerning the investment of his or her Account, the entire balance of his or her Account shall be invested in the same manner as the investment allocation then currently in effect for that Participant's individual account in the 401(k) Plan pending the Administrator's receipt of investment direction from or an interactive electronic communication by the Participant, or in such other default investment fund or funds as may be determined by the Administrator from time to time.

       IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 1 to the amendment and restatement of the ENSCO 2005 Supplemental Executive Retirement Plan to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED /s/ Cary A Moomjian, Jr. Cary A. Moomjian, Jr. Vice President
4